Exhibit 24.1
POWER OF ATTORNEY
Each director and/or officer of MIVA, Inc. (the “Corporation”) whose signature appears below hereby constitutes and appoints Peter A. Corrao, Lowell W. Robinson and John B. Pisaris as the undersigned’s attorneys-in-fact, or any of them individually as the undersigned’s attorney-in-fact, each with full power of substitution and revocation, to sign, in the undersigned’s name and on his behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”), and likewise to sign and file with the Commission any and all amendments to the Form 10-K, hereby ratifying and confirming all that the said attorney-in-fact, or their substitutes, may do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, we have hereunto set our hands on the dates below.

Date	Signature	Title

March 13, 2007	/s/ Peter A. Corrao	Chief Executive Officer and Director
Peter A. Corrao

March 13, 2007	/s/ Sebastian Bishop	President, CMO and Director
Sebastian Bishop

March 8, 2007	/s/ Lowell W. Robinson	Chief Financial Officer
Lowell W. Robinson

March 13, 2007	/s/ Michael A. Cutler	Principal Accounting Officer
Michael A. Cutler

March 7, 2007	/s/ Lawrence Weber Lawrence Weber	Chairman

March 9, 2007	/s/ Gerald W. Hepp	Vice Chairman
Gerald W. Hepp

March 8, 2007	/s/ Joseph P. Durrett	Director
Joseph P. Durrett

March 7, 2007	/s/ Adele Goldberg Adele Goldberg	Director

March 9, 2007	/s/ Mark W. Opzoomer	Director
Mark. W. Opzoomer

March 6, 2007	/s/ Lee S. Simonson	Director
Lee S. Simonson